Exhibit 99.2
MAKO Surgical Corp. Appoints Senior Vice President of Operations
FORT LAUDERDALE, FL—(PRIMENEWSWIRE)—April 28, 2008—MAKO Surgical Corp. (NASDAQ: MAKO), a medical device company focused on marketing its Tactile Guidance System™ (TGS™), an advanced robotic-arm solution, and its implants for minimally invasive orthopedic knee procedures, known as MAKOplasty®, today announced that Duncan Moffat has been appointed to the newly created position of Senior Vice President of Operations. Mr. Moffat will report to Maurice R. Ferré, M.D., our President and Chief Executive Officer, and will be responsible for MAKO’s manufacturing, production and supply chain operations.
“We are fortunate that an executive of Duncan’s caliber and experience has agreed to take on the responsibilities of a senior vice president of our rapidly expanding company,” Dr. Ferré said. “I am confident that his skills and vision will serve our company well.”
Mr. Moffat brings over 25 years of manufacturing and operations experience in both large and small companies, including Philips Medical Systems, a worldwide manufacturer of medical imaging equipment, and Lumisys, a start-up company providing digital x-ray products that was sold to Eastman Kodak in 2001. In his most recent position, he was General Manager of Operations for Philips Nuclear Medicine with a team of 200 people from 2001 to 2008. Beginning in 1982 until 1998, Mr. Moffat held various positions with Lucas Industries and its affiliated companies in England and in the U.S., first as Project Manager and then as Director of Operations. Mr. Moffat holds a Bachelor of Science in Electrical and Electronic Engineering, Strathclyde University, Glasgow, Scotland.
About MAKO Surgical Corp.
MAKO Surgical Corp. is a medical device company that markets its advanced robotic arm solution and implants for minimally invasive orthopedic knee procedures. The MAKO Tactile Guidance System (TGS) includes a surgeon-interactive tactile robotic arm platform that utilizes a robotic arm and patient-specific visualization to prepare the knee joint for the insertion and alignment of resurfacing implants through a minimal incision. This FDA-cleared TGS allows surgeons to provide a tissue-sparing, bone resurfacing procedure called MAKOplasty to a large, yet underserved patient-specific population suffering from early to mid-stage osteoarthritic knee disease. MAKO has an intellectual property portfolio of more than 200 licensed or owned patent applications and patents relating to the areas of computer assisted surgery, haptics, robotics and implants. Additional information can be found at www.makosurgical.com.

Forward-Looking Statements
This press release contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Examples of such statements include, but are not limited to, statements about the timing and number of planned new product introductions, market acceptance of the MAKOplasty solution, the future availability of implants and components of our Tactile Guidance System, or TGS, from third-party suppliers, including single-source suppliers, the anticipated adequacy of our capital resources to meet the needs of our business, our ability to sustain, and our goals for, sales and earnings growth and our success in achieving timely approval or clearance of products with domestic and foreign regulatory entities. These statements are based on the current estimates and assumptions of our management as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to differ materially from those indicated by forward-looking statements. Many of these factors are beyond our ability to control or predict. Such factors, among others, may have a material adverse effect on our business, financial condition and results of operations and may include changes in competitive conditions and prices in our markets, decreases in sales of our principal product lines, increases in expenditures related to increased governmental regulation of our business, loss of key management and other personnel or inability to attract such management and other personnel and unanticipated intellectual property expenditures required to develop and market our products. These and other risks are described in greater detail under Item 1A “Risk Factors,” contained in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2008. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We do not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances in the future, even if new information becomes available.
“MAKOplasty®,” “Tactile Guidance System” and “TGS,” as well as the “MAKO” logo, whether standing alone or in connection with the words “MAKO Surgical Corp.” are trademarks of MAKO Surgical Corp.
CONTACT:
Investors:
MAKO Surgical Corp.
Susan M. Verde
954-927-2044 x349
sverde@makosurgical.com
or
Westwicke Partners
Mark Klausner, 410-321-9650
mark.klausner@westwickepartners.com
Source: MAKO Surgical Corp.